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                                                                   EXHIBIT 10.39

                        TECHNOLOGY & INVESTMENT AGREEMENT

      This Technology & Investment Agreement (the "Agreement") is entered into as of December 31, 2001 (the "Effective Date"), by and among Genecraft, Inc., a Washington corporation ("Genecraft"), Jeffrey A. Ledbetter, Martha H. Ledbetter (collectively, Jeffrey A. Ledbetter and Martha H. Ledbetter may be referred to herein as the "Ledbetters"), and the Pacific Northwest Research Institute ("PNRI").

                                    RECITALS

      A. Jeffrey A. Ledbetter has been employed and continues to be employed by PNRI as a Principal Scientist since September 1999. Martha H. Ledbetter has been employed and continues to be employed by PNRI as a Staff Scientist since February 2000. In connection with such employment, each has entered into an Agreement Relating to Intellectual Property assigning certain "inventions" and other rights to PNRI (each, an "Invention Assignment Agreement").

      B. Jeffrey A. Ledbetter and Martha H. Ledbetter are each founders of and have a financial interest in Genecraft, a recently-created biotechnology company.

      C. PNRI now wishes to assign or reassign to the Ledbetters and waive its rights with respect to certain Technology (as defined in Section 2), whether under the Invention Assignment Agreements or otherwise, in exchange for the issuance of certain shares of stock and the granting of certain other rights, and the Ledbetters wish to accept such assignment and waiver, and Genecraft wishes to issue such stock and grant such other rights, all upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, and of the mutual agreements contained herein, the parties agree as follows:

                                    AGREEMENT

      1. ISSUANCE OF SHARES. Genecraft agrees to issue to PNRI, and PNRI agrees to acquire from Genecraft, two hundred fifty thousand (250,000) shares of Genecraft's common stock (the "Initial Shares"). The issuance shall occur at the offices of Genecraft as of the Effective Date.

      2. THE TECHNOLOGY.

         a. WAIVER AND ASSIGNMENT. PNRI hereby waives, releases, assigns and conveys, whether under the Invention Assignment Agreements or otherwise, to Jeffrey A. Ledbetter and Martha H. Ledbetter all of its right, title, claims and interest in and to the proprietary inventions, improvements, discoveries, processes, designs, developments, formulae, methods, techniques, compositions of matter, know-how, works of authorship, technology and other intellectual property relating to antigen targeting, single chain antibody derivatives and therapeutic molecules described in Attachment A hereto, and all modifications, continuations, continuations-in-part, additions, extensions, upgrades and improvements thereto (the "Technology").

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         b. PATENT PROSECUTION; INTELLECTUAL PROPERTY FILINGS. As among the parties, Genecraft and the Ledbetters shall have sole authority regarding and shall be responsible, at Genecraft's sole expense, for filing, prosecuting, defending and enforcing any and all patent applications (and all divisions, continuations, continuations-in-part, reissues and re-examinations thereof, and all patents resulting therefrom) with respect to the Technology in all countries and jurisdictions that Genecraft deems necessary or desirable. To the extent that US government grants are involved in funding aspects of the Technology, such governmental contributions will be appropriately included in applicable patent filings. PNRI agrees, at Genecraft's expense, to assist the Ledbetters and Genecraft or their designee in every proper way to secure their rights in the Technology and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the execution of all applications, specifications, oaths, assignments and all other instruments which the Ledbetters and/or Genecraft shall reasonably deem necessary or appropriate in order to apply for and obtain such rights and in order to assign and convey to the Ledbetters and their successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Technology, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. If the Ledbetters or Genecraft are unable for any reason to secure PNRI's signature, within 30 days of submitting a written request for same, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering the Technology, then PNRI hereby irrevocably designates and appoints Genecraft and its duly authorized officers and agents as PNRI's agent and attorney in fact, to act for and in PNRI's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by PNRI.

      3. OPTION AND PREEMPTIVE RIGHT. Genecraft hereby grants to PNRI an option and preemptive right to purchase one hundred thousand (100,000) shares of the equity securities ("New Securities") that Genecraft issues in its first venture capital, institutional or other equity security financing (the "Financing") in which the aggregate gross cash proceeds received by Genecraft equal or exceed one million five hundred thousand dollars ($1,500,000). PNRI's per share purchase price for such New Securities shall be equal to the per share price paid for such New Securities by the other investors in the Financing. PNRI shall be entitled to exercise this option and preemptive right at any time during the period commencing on the closing date of the Financing and ending on the date one (1) year after such closing, by providing Genecraft written notice of its intent to exercise such option and preemptive right, together with proper payment therefor. Collectively, the Initial Shares and any New Securities purchased by PNRI hereunder may be referred to herein as the "Genecraft Stock."

      4. FUTURE INVENTIONS. In consideration of the option and preemptive right described in Section 3, PNRI hereby waives, releases, assigns and conveys, whether under the Invention Assignment Agreements or otherwise, to Jeffrey A. Ledbetter and Martha H. Ledbetter all of its right, title, claims and interest in and to any inventions, improvements, discoveries, processes, designs, developments, formulae, methods, techniques, compositions of matter, know-how, works of authorship, technology, and other intellectual property that may be conceived, discovered, created, developed or reduced to practice solely by the Ledbetters from the Effective Date until the one (1) year anniversary thereof, whether together or as individuals, within the fields of antigen targeting

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technology involving the fusion of antigens with binding domains specific for cell surface receptor on antigen presenting cells, or single chain Fv molecules attached to human Ig constant domains (examples of which are in Attachment A) and within the scope of their employment with PNRI.

      5. REPRESENTATIONS AND WARRANTIES.

         a. GENECRAFT REPRESENTATIONS AND WARRANTIES. Genecraft hereby represents and warrants to PNRI:

            (i) This Agreement constitutes a valid and binding agreement of Genecraft enforceable in accordance with its terms.

            (ii) Genecraft has the absolute and unrestricted right, power, and authority to enter into and to perform its obligations under this Agreement, and has taken all corporate actions (including shareholder approval, if necessary) necessary for such authority.

            (iii) The execution, delivery and performance by Genecraft of this Agreement have been duly authorized by all necessary actions on the part of Genecraft, its board of directors, and shareholders, and, assuming proper execution and delivery by PNRI, constitute the legal, valid and binding obligations of Genecraft, enforceable against Genecraft in accordance with its terms, subject as to enforcement: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

            (iv) Neither the execution and delivery of this Agreement nor the consummation by Genecraft of the transactions contemplated hereby, nor compliance by Genecraft with any of the provisions hereof will (i) constitute a violation of or default under, any contract, instrument, commitment, agreement, understanding, arrangement or restriction of any kind to which Genecraft is a party, or by which Genecraft may be bound; or (ii) to Genecraft's knowledge, violate any rule, regulation, law, statute, ordinance, judgment, order, writ, injunction or decree of any court, administrative agency or governmental body applicable to Genecraft.

         b. PNRI REPRESENTATIONS. PNRI hereby represents and warrants to Genecraft as follows:

            (i) This Agreement constitutes a valid and binding agreement of PNRI enforceable in accordance with its terms.

            (ii) PNRI has the absolute and unrestricted right, power, and authority to enter into and to perform its obligations under this Agreement, and has taken all corporate actions (including shareholder approval, if necessary) necessary for such authority.

            (iii) The execution, delivery and performance by PNRI of this Agreement have been duly authorized by all necessary actions on the part of PNRI, its board of directors, and shareholders, and, assuming proper execution and delivery by Genecraft, constitute the legal, valid

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and binding obligations of PNRI, enforceable against PNRI in accordance with its terms, subject as to enforcement: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

            (iv) Neither the execution and delivery of this Agreement nor the consummation by PNRI of the transactions contemplated hereby, nor compliance by PNRI with any of the provisions hereof will (i) constitute a violation of or default under, any contract, instrument, commitment, agreement, understanding, arrangement or restriction of any kind to which PNRI is a party, or by which PNRI may be bound; or (ii) to PNRI's knowledge, violate any rule, regulation, law, statute, ordinance, judgment, order, writ, injunction or decree of any court, administrative agency or governmental body applicable to PNRI.

            (v) PNRI is acquiring and will hold the Genecraft Stock for investment for its account only and not with a view to, or for resale in connection with, any resale, transfer or other "distribution" thereof within the meaning of the Securities Act of 1933 (the "Securities Act").

            (vi) PNRI understands that the Genecraft Stock has not been registered under the Securities Act by reason of a specific exemption therefrom and that it must be held indefinitely, unless they are subsequently registered under the Securities Act or PNRI obtains an opinion of counsel, in form and substance satisfactory to Genecraft and its counsel, that such registration is not required. PNRI further acknowledges and understands that Genecraft is under no obligation to register the Genecraft Stock. PNRI will not sell, transfer or otherwise dispose of the Genecraft Stock in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder. PNRI will not dispose of the Genecraft Stock unless and until it has complied with all requirements of this Agreement applicable to the disposition of Genecraft Stock and it has provided Genecraft with written assurances, in substance and form satisfactory to Genecraft, that the proposed disposition does not require registration of the Genecraft Stock under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act has been taken.

            (vii) PNRI has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to invest in the Genecraft Stock, and PNRI has had an opportunity to ask questions and receive answers from Genecraft regarding the terms and conditions of the issuance of the Genecraft Stock.

            (viii) PNRI is aware that its investment in Genecraft is a speculative investment that has limited liquidity and is subject to the risk of complete loss. PNRI is able, without impairing its financial condition, to hold the Genecraft Stock for an indefinite period and to suffer a complete loss of its investment in the Genecraft Stock.

      6. ADDITIONAL RESTRICTIONS.

         a. SECURITIES LAW RESTRICTIONS. Genecraft at its discretion may impose restrictions upon the sale, pledge or other transfer of the Genecraft Stock (including the placement of

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appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of Genecraft, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

         b. MARKET STAND-OFF. In connection with any private financing transaction public offering by Genecraft of its equity, including Genecraft's initial public offering, PNRI shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Genecraft Stock without the prior written consent of Genecraft or its underwriters. Such restriction (the "Market Stand-Off') shall be in effect for such period of time commencing immediately prior to the closing of any financing transaction or, as applicable, immediately following the date of the final prospectus for the offering as may be requested by Genecraft or such underwriters. In no event, however, shall such period exceed 180 days.

         c. LEGENDS. All certificates evidencing Genecraft Stock shall bear the following legends:

      THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN GENECRAFT AND THE HOLDER OF THE SHARES. GENECRAFT WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

      THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE COUNTERPART THERETO, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND ALL APPLICABLE STATE COUNTERPARTS TO SUCH ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO GENECRAFT AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

      7. MISCELLANEOUS.

         a. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including all attachments hereto, contains the entire understanding among the parties with respect to the subject matter hereof, and completely revokes, replaces and supersedes all prior and contemporaneous agreements, express or implied, oral or written, except as herein contained. This Agreement may be amended or modified only in writing, signed by each party.

         b. NONWAIVER. The failure of any party to enforce any provision of this Agreement or to exercise any right, remedy or provision of this Agreement shall not be considered to be a waiver of any such right, remedy or provision or of any subsequent breach of this Agreement. No provisions of this Agreement may be waived except by written agreement of each party.

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         c. SEVERABILITY. If any term, covenant, condition or provision of this
Agreement or the application thereof to any person, entity or circumstance shall at any time or to any extent be determined to be invalid or unenforceable under any provision of applicable law, to the full extent the provision of such applicable law may be waived, it is hereby waived. To the extent such law cannot be waived, the invalid or unenforceable provision shall be replaced by a valid provision which comes closest to the intentions of the parties to this Agreement. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof.

         d. BINDING EFFECT; SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding on and for the benefit of all parties and their respective employees, assigns, representatives and successors in interest; but no party hereto shall assign this Agreement without prior written consent of the other parties. Notwithstanding the above, Genecraft may assign its rights and obligations hereunder to (1) any corporation or other entity resulting from any merger or other reorganization to which it is a party, (2) any corporation, partnership, limited liability company, association, or other person or entity to which it may transfer all or substantially all of its assets or business existing at such time, or (3) any entity which controls, is controlled by, or under common control with it.

         e. NO JOINT VENTURE AGENCY. Nothing herein shall be construed or deemed to create any taxable entity or relationship of joint venture, partnership, franchise, employment, or master-servant or principal-agent among the parties hereto. The rights, duties, obligations and liabilities of each party are separate and not joint or collective, It being understood that the parties are independent contractors vis-a-vis one another. No party shall have any authority to commit or bind any other party with respect to any third party without me other party's express written consent

         f. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and may be personally delivered, sent by facsimile transmission or mailed by certified or registered United States mail, return receipt requested, postage prepaid and sent or delivered to each party at the address or facsimile number as set forth under its name on the signature page hereof. All notices, requests, demands and other communications hereunder shall be deemed to be effective upon receipt.

         g. JURISDICTION; ATTORNEYS' FEES. In the event that the parties are unable to resolve any dispute among them, they agree that any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement shall be commenced and maintained exclusively in any state or federal court located within King County, Washington, having subject matter jurisdiction with respect to the dispute. The parties hereby irrevocably submit to the jurisdiction of such courts in connection with such litigation, and irrevocably waive to me fullest extent permitted by law any objection to venue in such courts and any claim that such forum is an inconvenient forum. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In any such action or proceeding, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

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         h. CONSTRUCTION. The headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The attachments hereto are incorporated herein to the same extent as if set forth in full herein. The parties agree that the provisions of this Agreement shall not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provisions.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PACIFIC NORTHWEST RESEARCH INSTITUTE             ADDRESS:
                                                 720 Broadway
                                                 Seattle, WA 98122
By:     /s/ R. Paul Robertson                    Fax: (206) 726-1217
        ----------------------------
Name:   R. Paul Robertson, MD
Title:  CEO/Scientific Director

GENECRAFT, INC.                                  ADDRESS:
                                                 18798 Ridgefield Road
                                                 Shoreline, Washington 98177
By:     /s/ Jeffrey A. Ledbetter                 Fax: (206) 546-6002
        ----------------------------
Name:   Jeffrey A. Ledbetter, Ph.D.
Title:  CEO

JEFFREY A. LEDBETTER                             ADDRESS:
                                                 18798 Ridgefield Road
/s/ Jeffrey A. Ledbetter                         Shoreline, Washington 98177
------------------------                         Fax:


MARTHA H. LEDBETTER                              ADDRESS:
                                                 18798 Ridgefield Road
/s/ Martha H. Ledbetter                          Shoreline, Washington 98177
-----------------------                          Fax:

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                                  ATTACHMENT A
                                   TECHNOLOGY

      A. ANTIGEN TARGETING TECHNOLOGY:

      The antigen targeting technology includes fusion proteins of antigen with a domain that binds to the CD40 receptor on antigen presenting cells. The gp120 gene of HIV-1 was fused with the extracellular domain of CD154 (CD40L). The protein was expressed in COS cells, and shown to be active in binding to CD40, and to carry the gp120 glycoprotein to the cell surface. This work was supported by an NIH R29 grant which funds continuation of this work through studies of DNA vaccines in non-human primates. The contributions of the US government to the work will be included in all patent filings that incorporate work supported by this grant. Antigen fusion of antigens with binding domains specific for cell surface receptor on APCs.

      Genecraft filed a provisional patent application on antigen targeting in October of 1999, prior to receiving funding from the NH. This was converted without changes to a nonprovisional patent application in October of 2000. This patent application is attached as Appendix A.

      B. SINGLE CHAIN ANTIBODY DERIVATIVES:

      * * *

      DESCRIPTION OF THE INVENTION

      MOLECULES FOR THERAPY OF B CELL DISEASES (CONTINUATION IN PART)

      This invention relates to genes and recombinant molecules for therapy of human B cell diseases. The genes encode single chain Fv (scFv) binding domains linked to CH2 and CH3 domains of human IgGl through alternative linkers that allow high level expression of monomeric molecules or a mixture of monomeric and dimeric molecules. * * *

      B cell diseases include malignancies of B cell origin, such as B cell lymphoma and chronic lymphocytic leukemia (CLL). B cell diseases are also defined as autoimmune diseases where the B cell lineage produces antibodies that are involved in the disease process. In these diseases, depletion of normal B cells producing pathogenic autoantibodies has therapeutic benefit. Depeltion of normal B cells may also be effective in other clinical settings where antibodies or immune complexes are involved in the disease progression by suppression or modification of tumor immunity.

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